Exhibit (a)(1)(P)

ZORAN CORPORATION

RESTRICTED STOCK UNITS

TAX WITHHOLDING ELECTION

To:          Zoran Corporation

Attn: Karen Pereira

1390 Kifer Road

Sunnyvale, CA 94086

Facsimile: +1 (408) 523-6541

As a participant in the Zoran Corporation option exchange program, I was granted an award of restricted stock units (the “Award”) under Zoran’s 2005 Equity Incentive Plan on February 7, 2006 as follows:

Number of Restricted Stock Units:

Vesting:

Vesting Date	Number of Units Vesting

I authorize Zoran Corporation (“Zoran”) to deposit for my benefit to the account I have established with E*TRADE all shares of Zoran common stock issued to me pursuant to my Award.  I understand that Zoran will issue shares of Zoran common stock to me in settlement of the portion of my Award which vests on each vesting date only if I have satisfied or made adequate provision for the payment of all income, employment, social insurance and payroll tax withholding obligations of any kind arising upon the vesting of my Award and issuance to me of shares of Zoran common stock on such date, determined by the applicable minimum withholding rates (the “Tax Obligations”).  I further understand that I have two alternatives for satisfying my Tax Obligations.  Except as further explained below, I understand that the alternative I elect will apply on each vesting date.

Instructions:  Select either alternative A or alternative B below.  If you select alternative A, indicate whether you are or are not an insider employee subject to the Zoran insider trading window policy.

☐  A.      Sell Shares.

☐    Non-Insider Employee.  I am NOT an insider employee subject to the Zoran insider trading window policy.  I authorize and direct Zoran to instruct E*TRADE to sell on my behalf on each vesting date under my Award (or on the next trading day if the vesting date is not a day on which the markets are open for trading) that number of whole shares of Zoran common stock issued to me in settlement of the vested portion of my Award which is sufficient, after deduction of sale commissions and fees, to pay my Tax Obligations.  I assign to Zoran out of the proceeds of such sale an amount equal to my Tax Obligations, and I authorize and direct Zoran to instruct E*TRADE to pay to Zoran on my behalf from my E*TRADE account an amount equal to my Tax Obligations.  I authorize Zoran to provide to E*TRADE information regarding the details of my Award and my Tax Obligations for the purposes of effecting my election, and I authorize E*TRADE to provide to Zoran confirmation of the details of my sale of shares to effect my election.  I understand and agree that my authorization and instructions pursuant to this election with respect to each vesting date under my Award will become irrevocable on the thirtieth (30th)

day prior to such vesting date.  I agree to execute such further instruments and to take further action as may be reasonably necessary to effect my authorization and instructions pursuant to this election.

☐    Insider Employee.  I am an insider employee subject to the Zoran insider trading window policy.  I understand that by electing to sell shares to be issued to me in settlement of the vested portion of my Award in order to satisfy my Tax Obligations, I agree to establish a written trading plan pursuant to which I will authorize and direct E*TRADE to sell on my behalf on each vesting date under my Award (or on the next trading day if the vesting date is not a day on which the markets are open for trading) a specified number of whole shares of Zoran common stock issued to me on such vesting date which is at least sufficient, after deduction of sale commissions and fees, to pay my Tax Obligations.  I assign to Zoran out of the proceeds of such sale an amount equal to my Tax Obligations, and I authorize and direct Zoran to instruct E*TRADE to pay to Zoran on my behalf from my E*TRADE account an amount equal to my Tax Obligations.  I authorize Zoran to provide to E*TRADE information regarding the details of my Award and my Tax Obligations for the purposes of effecting my election, and I authorize E*TRADE to provide to Zoran confirmation of the details of my sale of shares to effect my election.  I further understand and agree as follows:  My trading plan must comply with the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934 and Zoran’s securities trading policies.  I will be required to establish my trading plan at a time when the Zoran trading window is open and I am not otherwise in possession of material nonpublic information about Zoran or its securities.  My trading plan will remain in effect until all of my Tax Obligations have been satisfied, and my trading plan may not be modified or terminated except in compliance with Zoran’s securities trading policies.  If, as a result of a suspension of my trading plan in compliance with Zoran’s securities trading policies, shares may not be sold under my trading plan on a vesting date (or the next business day thereafter), Zoran will be authorized to withhold, in the manner described below, shares that would otherwise be issued to me on the vesting date and/or to withhold from my first paycheck (and subsequent paychecks if necessary) following the vesting date an amount sufficient to satisfy any unsatisfied portion of my Tax Obligations unless I pay such amount to Zoran by personal check.  I understand that my election to sell shares to be issued to me on each vesting date in order to satisfy my Tax Obligations is irrevocable, and I will not be permitted to change my election in order to pay my Tax Obligations by personal check.

☐  B.      Pay by Check.  I represent and warrant to Zoran that at or before the close of business on the third (3rd) business day following each vesting date under my Award, I will deliver my personal check, in an amount equal to my Tax Obligations, by overnight courier or hand delivery to the designated representative for the office in which I am employed (as identified below).  I understand that Zoran will notify me by e-mail on each vesting date or the next business day thereafter of the amount of my Tax Obligations with respect to such vesting date, and I consent to the electronic delivery of such notice.  I understand that I will be prevented from transferring or selling the shares deposited to my E*TRADE account upon the vesting of my Award until Zoran has received my payment, in the correct amount, of the applicable Tax Obligations.  I authorize Zoran, in its discretion, to instruct E*TRADE to effect a sale on my behalf of my shares of Zoran common stock in accordance with alternative A above (all of the provisions of which are incorporated herein by reference) if I fail to pay the applicable Tax Obligations to Zoran in the correct amount on or before the close of business on the third (3rd) business day following any vesting date; provided, however, that any such sale shall be effected as soon as practicable following Zoran’s discovery of my failure.  Alternatively, upon such failure, I authorize Zoran, in its discretion, to satisfy my Tax Obligations through any other means authorized by my Award, including through the withholding of shares or withholding from my paychecks.

My Office:

Designated Representative:

Subsequent Pay-by-Check Election.  If I have elected to sell shares in accordance with alternative A above and I am not an insider employee subject to the Zoran insider trading window policy, I understand that I may change this election for any vesting date under my Award by notifying Zoran in writing at least 30 days prior to the vesting date that I wish to pay my Tax Obligations arising on such vesting date by delivering my personal check in accordance with alternative B above.  I will make this second election by mailing or faxing to Zoran the notice attached as Appendix A to this Tax Withholding Election.

Regardless of which alternative I have chosen, I authorize Zoran to (a) withhold from the shares of Zoran common stock otherwise deliverable to me in settlement of the vested portion of my Award a number of whole shares having a fair market value, as determined by Zoran on the applicable vesting date, not in excess of the amount of my Tax Obligations arising on such vesting date and/or (b) withhold from my first paycheck (and subsequent paychecks if necessary) following each vesting date under my Award an amount sufficient to satisfy any portion of my Tax Obligations which remain unpaid following the payment in the form I have elected above or following Zoran’s withholding of shares.

If my employment with Zoran is terminated for any reason after I have received shares of Zoran common stock in settlement of my Award but before I have satisfied my Tax Obligations, Zoran is authorized to instruct E*TRADE to effect a sale on my behalf of my shares of Zoran common stock in accordance with alternative A above (all of the provisions of which are incorporated herein by reference) and to deduct the entire amount of my Tax Obligations remaining after such sale from my final paycheck.

I understand that the foregoing provisions for satisfaction of my Tax Obligations may be insufficient to cover in their entirety my tax liabilities arising in connection with my Award.  I understand that I must report to the appropriate tax authorities the income I realize in connection with my Award, and that I must pay any additional taxes that may be due.  I acknowledge that I have been advised to consult with my own tax advisor regarding my potential tax liability in connection with my Award.

This Tax Withholding Election shall be binding upon my heirs, executors, administrators, successors and assigns.

Employee Signature	Date

Employee Name Printed	Zoran Office in Which Employed

Tax Identification Number	E-mail Address

APPENDIX A

NOT APPLICABLE TO INSIDER EMPLOYEES SUBJECT TO INSIDER TRADING WINDOW POLICY

ZORAN CORPORATION

RESTRICTED STOCK UNITS

TAX WITHHOLDING

SUBSEQUENT PAY-BY-CHECK ELECTION

To:          Zoran Corporation

Attn: Karen Pereira

1390 Kifer Road

Sunnyvale, CA 94086

Facsimile: +1 (408) 523-6541

I am not an insider employee of Zoran subject to Zoran’s insider trading window policy.

As a participant in the Zoran Corporation option exchange program, I was granted an award of restricted stock units (the “Award”) under Zoran’s 2005 Equity Incentive Plan on February 7, 2006 as follows:

Number of Restricted Stock Units:

Vesting:

Vesting Date	Number of Units Vesting

I previously delivered to Zoran my Tax Withhold Election in which I elected to authorize Zoran to instruct E*TRADE to sell on my behalf on each vesting date under my Award (or on the next trading day if the vesting date is not a day on which the markets are open for trading) that number of whole shares of Zoran common stock issued to me in settlement of the vested portion of my Award which is sufficient, after deduction of sale commissions and fees, to pay my Tax Obligations.

I hereby notify Zoran that, in lieu of such sale of shares, I wish to satisfy my Tax Obligations arising on the following vesting date by delivering my personal check for the amount of my Tax Obligations arising on such date.

Vesting Date:

I represent and warrant to Zoran that at or before the close of business on the third (3rd) business day following the Vesting Date, I will deliver my personal check, in an amount equal to my Tax Obligations, by overnight courier or hand delivery to the designated representative for the office in which I am employed (as identified below).  I understand that Zoran will notify me by e-mail on the Vesting Date or the next business day thereafter of the amount of my Tax Obligations, and I consent to the electronic delivery of such notice.  I understand that I will be prevented from transferring or selling the shares deposited to my E*TRADE account on the Vesting Date until Zoran has received my payment, in the correct amount, of the Tax Obligations.  I authorize Zoran, in its discretion, to instruct E*TRADE to effect a sale on my behalf of my shares of Zoran common stock in accordance with alternative A in my Tax Withholding Election (all of the provisions of which are incorporated herein by reference) if I fail to pay the Tax Obligations to Zoran in the correct amount on or before the close of business on the third (3rd) business day following the Vesting Date; provided, however, that such sale shall be effected as soon as practicable following Zoran’s discovery of my failure.  Alternatively, upon such failure, I authorize Zoran, in its discretion, to satisfy my Tax Obligations through any other means authorized by my Award, including through the withholding of shares or withholding from my paychecks.

My Office:

Designated Representative:

I understand that the foregoing provisions for satisfaction of my Tax Obligations may be insufficient to cover in their entirety my tax liabilities arising in connection with my Award.  I understand that I must report to the appropriate tax authorities the income I realize in connection with my Award, and that I must pay any additional taxes that may be due.  I acknowledge that I have been advised to consult with my own tax advisor regarding my potential tax liability in connection with my Award.

This election shall be binding upon my heirs, executors, administrators, successors and assigns.

Employee Signature	Date

Employee Name Printed	Zoran Office in Which Employed

Tax Identification Number	E-mail Address

5